Exhibit 10.32

LEASE

1.	GRANT

THIS INDENTURE OF LEASE WITNESSETH, that Stephen D. Tebo dba Tebo Development Co. under the laws of the State of Colorado hereinafter called Landlord, does hereby demise and lease unto Synplicity, Inc. hereinafter called the Tenant, the premises known and described as Suite 101 at 1900 13th Street in the City of Boulder, State of Colorado, for the term of

TERM

beginning on the 1st day of April, 2004 and ending on the 31st day of March, 2007 unless the term hereof shall be sooner terminated as hereinafter provided.

2.	RENT

IN CONSIDERATION of said demise, the Tenant agrees to pay to Landlord as rent for said premises payable as follows:

April 1, 2004 thru March 31, 2005 $1,250.00, per month

April 1, 2005 thru March 31, 2006 $1,300.00, per month

April 1, 2006 thru March 31, 2007 $1,350.00, per month

which said sums shall be due and payable in advance on the first day of each and every calendar month during said term at the office of Landlord, or such other place in the City of Boulder, Colorado as the Landlord from time to time in writing may designate.

3.	SERVICES

The Landlord agrees, during the period of this lease:

To heat and cool the demised premises.

To cause to be supplied a reasonable amount of electric current for lighting said premises and public halls, during the time and in the manner customary in said building.

Tenant agrees to use only such electric current as shall be supplied by Landlord for lighting and shall pay on demand for use of electric current for any other purpose, or for any waste of electric current.

Tenant agrees that Landlord shall not be held liable for failure to supply such heating, elevator, janitor or lighting services, or any of them, when such failure is not due to gross negligence on its part, it being understood that Landlord reserves the right to temporarily discontinue such services, or any of them, at such times as may be necessary by reason of accident, repairs, alterations, or improvements, or whenever, by reason of strikes, lockouts, riots, acts of God, or any other happening, Landlord is unable to furnish such services.

Tenant agrees that if any payment of rent as herein provided shall remain unpaid for more that twenty (20) days after the same shall become due, Landlord may, without notice to Tenant, discontinue furnishing lighting, heating and janitor services, or any of them, until all arrears of rent shall have first been paid and discharged, and that Landlord shall not be liable for damages, and that such action shall in no way operate to release Tenant from the obligations hereunder.

4.	CHARACTER OF OCCUPANCY

Tenant agrees that the demised premises shall be used and occupied only as general office use in a careful, safe and proper manner, and that it will pay on demand for any damage to the premises caused by the misuse of same by it, or its agents or employees;

That it will not use or permit the demised premises to be used for any purposes prohibited by the laws of the United States or the State of Colorado, or the ordinances of the city and county of Boulder.

That it will not use or keep any substance or material in or about the demised premises which may violate or endanger the validity of the insurance on said building or increase the hazard of the risk, or which may prove offensive or annoying to other tenants of the building;

That it will not permit any nuisance in the demised premises.

5.	ALTERATIONS

The Landlord shall have the right at any time to enter the demised premises to examine and inspect the same, or to make such repairs, additions, or alterations as it may deem necessary or proper for the safety, improvement or preservation thereof, and shall at all times have the right, at its election, to make such alteration or changes to the other portions of said building as it may from time to time deem necessary and desirable.

Tenant shall make no alteration in or additions to the demised premises without first obtaining the written consent of Landlord, and all additions or improvements made by the Tenant (except only movable office furniture) shall be deemed a part of the real estate and permanent structure thereon and shall remain upon and be surrendered with said premises as a part thereof at the end of the said term, by lapse of time, or otherwise.

6.	SUBLETTING

Tenant agrees that it will not sublet the demised premises, or any part thereof, nor assign this lease, or any interest therein, without the written consent of the Landlord first had and obtained, and such consent shall not be unreasonably withheld.

7.	INSOLVENCY

Any assignment for the benefit of creditors or by operation of law shall not be effective to transfer any rights hereunder to the said assignee without the written consent of the Landlord first having been obtained.

It is further agreed between the parties hereto that if Tenant shall be declared insolvent or bankrupt, or if any assignment of Tenant’s property shall be made for the benefit of creditors or otherwise, or if Tenant’s leasehold interest herein shall be levied upon under execution, or seized by the virtue of any writ of any court of law, or a Trustee in Bankruptcy or a Receiver be appointed for the property of Tenant, whether under the operation of State or Federal statues, then and in any such case, Landlord may, at its option, immediately, with or without notice (notice being expressly waived) terminate this lease and immediately retake possession of said premises, using such force as may be necessary, without being guilty of any manner of trespass or forcible entry or detainer, and without the same working any forfeiture of the obligations of Tenant hereunder.

In case that Tenant is adjudicated a bankrupt, or proceeds, or is proceeded against under any laws, State or Federal, for relief of debtors, or in case a receiver is appointed to wind up and liquidate the affairs of the Tenant, the Landlord, at its election, shall have a provable claim in bankruptcy or receivership in an amount equal to at least the sum of the last five monthly payments of the rental provided for herein, which sum is fixed and liquidated by the parties hereto as the minimum amount of the damages sustained by the Landlord as a result of the bankruptcy or receivership of the Tenant, and the amount of said damages may be satisfied, at the election of the Landlord, out of any moneys or securities deposited hereunder as security for the payment by the Tenant of the rent herein provided for.

8.	BREACH

The Tenant agrees to observe and perform the conditions and agreements herein set forth to be observed and performed by the Tenant, and further agrees that if default be made by the Tenant, in the payment of said rent, or any part thereof, or if the Tenant shall fail to observe or perform any of said conditions or agreements, and such default shall continue for a period of five (5) days, then and in that event, and as often as the same may happen, it shall be lawful for the Landlord, at its election, with or without previous notice, to terminate this lease and to re-enter and repossess itself of said premises, with or without legal proceeding, using such force as may be necessary, and to remove therefrom any personal property belonging to the Tenant without prejudice to any claim for rent or for the breach of covenants hereof, or without being guilty of any manner of trespass or forcible entry or detainer.

9.	PREMISES VACATED DURING TERM OF LEASE

If the Tenant shall abandon or vacate said premises before the end of the term of this lease, the Landlord may, at its option and without notice, enter said premises, remove any signs of the Tenant therefrom, and re-let the same, or any part thereof, as it may see fit, without thereby voiding or terminating this lease, and for the purpose of such re-letting, the Landlord is authorized to make any repairs, changes, alterations or additions in or to said demised premises, as may, in the option of the Landlord, be necessary or desirable for the purpose of such re-letting, and if a sufficient sum shall not be realized from such re-letting (after payment of all the costs and expenses of such repairs, changes or alterations, and the expense of such re-letting and the collection of rent accruing therefrom), each month to equal the monthly rental agreed to be paid by the Tenant under the provisions of this lease, then the Tenant agrees to pay such deficiency each month upon demand therefor.

10.	REMOVAL OF TENANT’S PROPERTY

If the Tenant shall fail to remove all effects from said premises upon the abandonment thereof or upon the termination of this lease for any cause whatsoever, the Landlord, at its option, may remove the same in any manner that it shall choose, and store the said effects without liability to the Tenant for loss thereof, and the Tenant agrees to pay the Landlord on demand, any and all expenses incurred in such removal, including court costs and attorney’s fees and storage charges on such effects for any length of time that same shall be in the Landlord’s possession; or the Landlord, at its option without notice may sell effects, or any of the same, at private sale and without legal process, for such prices such sale upon any amounts due under this lease from the Tenant to the Landlord and upon the expense incident to the removal and sale of said effects, rendering the surplus, if any, to the Tenant.

11.	LOSS OR DAMAGE TO TENANT’S PROPERTY

All personal property of any kind or description whatsoever in the demised premises shall be at the Tenant’s sole risk, and the Landlord shall not be held liable for any damage done to or loss of such personal property, or for damage or loss suffered by the business or occupation of the Tenant arising from any act or neglect of cotenants or other occupants of the building, or of their employees or the employees of the Landlord or of other persons, or from bursting, overflowing or leaking of water, sewer or steam pipes, or from heating or plumbing fixtures, or from electric wires, or from gases, or odors, or caused in any other manner whatever, except in the case of willful neglect on the part of the Landlord.

12.	LIEN ON TENANT’S FURNISHINGS

The Tenant hereby conveys to the Landlord all of the personal property situated on the leased premises as security for the payment of all rentals due or to become due hereunder. Said property shall not be removed therefrom without the consent of the Landlord until all rent due or to become due hereunder shall have first been paid and discharged. It is intended by the parties hereto that this instrument shall have the effect of a mortgage or lien upon such property, and the Landlord, upon default of the Tenant in the payment of rent, may take possession of said property either to its own use or to sell the same for the best price that can be obtained at public or private sale, and out of the money arising therefrom, pay the amount due the Landlord, and all costs growing out of the execution of the provisions hereof, paying the surplus, if any, to the Tenant. If said property, or any portion thereof, shall be offered at public auction, the Landlord may become the purchaser thereof.

13.	SURRENDER OF POSSESSION

The Tenant agrees to deliver up and surrender to the Landlord possession of said premises at the expiration or termination of this lease, by lapse of time or otherwise, in as good repair as when the Tenant obtained the same at the commencement of said term, excepting the only ordinary wear and decay, or damage by the elements (occurring without the fault of the Tenant or other persons permitted by the Tenant to occupy or enter the demised premises or any part thereof), or by act of God, or by insurrection, riot, invasion or commotion, or of military or usurped power.

14.	FIRE CLAUSE

If the demised premises or said building, shall be so damaged by fire or other catastrophe as to render said premises wholly uninhabitable, and if such damage shall be so great that a competent architect, in good standing in the Boulder County of Colorado, selected by the Landlord shall certify in writing to the Landlord and the Tenant that said premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within ninety (90) days from the happening thereof, then this lease shall cease and terminate from the date of the occurrence of such damage; and the Tenant thereupon shall surrender to the Landlord said premises and all interest therein hereunder, and the Landlord may reenter and take possession of said premises and remove the Tenant therefrom. The Tenant shall pay rent, duly apportioned, up to the time of such termination of this lease.

If however, the damage shall be such that such an architect so shall certify that the said demised premises can be made habitable within such number of days from the happening of such damage by fire or other catastrophe, than the Landlord shall repair the damage so done with all reasonable speed, and the rent shall be abated only for the period during which the Tenant shall be deprived of the use of said premises by reason of such damage and the repair thereof.

If said demised premises, without the fault of the Tenant, shall be slightly damaged by fire or other catastrophe but not so as to render the same uninhabitable, the Landlord, after receiving notice in writing of the occurrence of the injury, shall cause the same to be repaired with reasonable promptness; but in such event, there shall be no abatement of the rent.

In case the building throughout be so injured or damaged, whether by fire or otherwise (though said demised premises may not be affected) that the Landlord within sixty (60) days after the happening of such injury, shall decide to reconstruct, rebuild, or raze said building, and shall enter into a bona fide, legal and binding contract therefor, then upon thirty (30) days notice in writing to that effect given by the Landlord to the Tenant, this lease shall cease and terminate from the date of the occurrence of said damage, and the Tenant shall pay rent, properly apportioned, up to such date, and both parties hereto shall be free and discharged of all further obligations hereunder.

15.	ACCEPTANCE OF PREMISES BY TENANT

The taking possession of said premises by the Tenant shall be conclusive evidence as against the Tenant that said premises were in good and satisfactory condition when possession of the same was taken.

16.	WAIVER

No waiver of any breach of any one or more of the conditions or covenants of this lease by the Landlord shall be deemed to imply or constitute a waiver of any succeeding or other breach hereunder.

17.	AMENDMENT OR MODIFICATION

The Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties, except such as are expressed herein, and that no amendment or modification of this lease shall be valid or binding unless expressed in writing and executed by the parties hereto in the same manner as the execution of this lease.

18.	PAYMENTS AFTER TERMINATION

No payments of money by the Tenant to the Landlord after the termination of this lease, in any manner, or after the giving of any notice (other than a demand for the payment of money) by the Landlord to the Tenant, shall reinstate, continue or extend the term of this lease or affect any notice given to the Tenant prior to the payment of such money, it being agreed that after the service of notice or the commencement of a suit or after final judgment granting the Landlord possession of said premises, the Landlord may receive and collect any sums of rent due, or any other sums of money due under the terms of this lease, and the payment of such sums of money whether as rent or otherwise, shall not waive said notice, or in any manner affect any pending suit or any judgment theretofore obtained.

19.	HOLDING AFTER TERMINATION

It is mutually agreed that if, after the expiration of this lease, the Tenant shall remain in possession of said premises, without a written agreement as to such holding, then such holding over shall be deemed and taken to be a holding upon a tenancy from month to month at a monthly rental equivalent to the last monthly payment hereinbefore provided for, payable in advance on the same day of each month as above provided, all other terms and conditions of this lease remaining the same. The month to month tenancy may be terminated by either Landlord or Tenant by providing written notice to the other party at least 30 days prior to the last day of the month which is intended to be the last month of said tenancy.

20.	RULES AND REGULATIONS

It is further agreed that the following rules and regulations shall be and are hereby made a part of this lease, and the Tenant agrees that its employees and agents, or any others permitted by the Tenant to occupy or enter said premises, will at all times abide by said rules and regulations and that a default in the performance and observance thereof shall operate the same as any other defaults herein:

(1) The sidewalks, entries, passages, stairways and elevators shall not be obstructed by the Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from their offices.

(2) (a) Furniture, equipment or supplies shall be moved in or out of the building only during such hours and in such manner as may be prescribed by the Landlord.

(b) No safe or article, the weight of which may constitute a hazard or danger to the building or it’s equipment, shall be moved into the premises.

(c) Safes and other equipment, the weight of which is not excessive, shall be moved into, from or about the building only during such hours and in such manner as shall be prescribed by the Landlord, and the Landlord shall have the right to designate the location of such articles in the space hereby demised.

(3) Signs, notices, advertisements, or other inscriptions shall not be placed upon the transoms or upon any other part of the building except upon the doors and windows opening from the halls into the demised premises, and then only by such sign writers, and of such size, form and color, as shall be first specified by the Landlord.

(4) The light through the transoms and glass partitions opening into the halls and other parts of the building shall not be obstructed in any way by the Tenant.

(5) Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of the Tenant, its agents or employees, shall be paid for by the Tenant. No person shall waste water by tying back or wedging faucets, or in any other manner.

(6) No animals shall be allowed in the offices, halls, corridors and elevators in the building.

(7) Bicycles or other vehicles shall not be permitted in the offices, halls, corridors and elevators in the building, nor shall any obstruction of sidewalks or entrances of the building by such be permitted.

(8) No person shall disturb the occupants of this or adjoining buildings or premises by the use of any radio or musical instrument or by the making of loud or improper noises.

(9) The Tenant shall not allow anything to be placed on the outside window ledges of the building, nor shall anything be thrown by the Tenant, its agents or employees, out of the windows or doors, or down the courts, elevator shafts, or skylights of the building.

(10) No additional lock or locks shall be placed by the Tenant on any door in the building unless written consent of the Landlord shall first have been obtained. A reasonable number of keys to the demised premises and to the toilet rooms will be furnished by the Landlord, and neither the Tenant, its agents or employees, shall have any duplicate key made. At the termination of this tenancy, the Tenant shall promptly return to the Landlord all keys to offices, toilet rooms or vaults.

(11) The Landlord will equip the demised premises with window shades of uniform color, material and make, and the Tenant shall pay for any damage to same, when caused by the misuse or negligence of it, its agents or employees.

(12) No awnings shall be placed over the windows except by the consent of the Landlord.

(13) The Tenant, before closing and leaving the demised premises at any time, shall see that all windows are closed, in order to avoid possible damage from fire, storm, or freezing.

(14) The Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business, in the demised premises. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the building.

(15) Any painting or decoration as may be agreed to be done by and at the expense of the Landlord shall be done during regular working hours; should the Tenant desire such work done on Sundays, holidays or outside of regular working hours, the Tenant shall pay for the extra cost thereof.

(16) The Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the demised premises or of the building, and any defacement, damage or injury caused by the Tenant, its agents or employees, shall be paid for by the Tenant.

(17) The Landlord shall at all times have the right, by its officers or agents, to enter the demised premises to inspect and examine the same, and to show the same to persons wishing to lease them, and may at any time within thirty days next preceding the termination of this tenancy, place upon the doors and windows of the premises the notice “For Rent,” which said notice shall not be removed by the Tenant.

(18) The Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needful and desirable for the safety, care, and cleanliness of the premises and for the preservation of good order therein.

21.	SECURITY DEPOSIT

Tenant has paid to the Landlord the sum of One Thousand Two Hundred Fifty and 00/100ths dollars ($1,250.00) to be held by the Landlord, without interest, as a security deposit. If at any time during the term of the Lease, Tenant shall be in default in the payments of the rents or in performance of Tenant’s other obligations under this Lease, Landlord shall have the option to apply the said deposit, or as much thereof as Landlord may deem necessary, to cure, correct or remedy any such default subject to applicable statutory provisions, and the Tenant shall forthwith pay to Landlord all such expenditure or expenditures so that Landlord will at all time have the full amount of said deposit as security. Upon termination of this Lease in any manner, if the Tenant be not then in default, the above deposit or so much thereof as the Landlord may have in its possession, shall be returned to the Tenant. In case of sale of property by the Landlord, this deposit shall be transferred to the new Owner, and upon such transfer, liability of the Landlord shall terminate with reference to the security deposit, upon express condition that the new Owner shall assume this liability.

22.	ADDITIONAL PROVISIONS

Tenant has inspected said premises and accepts same for the uses and purposes hereof in their present condition and without any warranty of fitness for use.

As per article 2, all rents are due on the first day of each month, therefore, if rent is not paid by the 5th of the month due, Tenant agrees to pay Landlord a late fee of $50.00 plus $7.50 per day for each day rent is received after the 5th. The same late fees apply if a check is returned to Landlord for any reason and $100.00 for NSF charge on returned checks.

Landlord agrees to provide janitorial service for the common areas, including hallways, restrooms, stairways, and entry areas. Landlord also agrees to provide window washing on exterior windows only.

Tenant agrees to provide janitorial service for their individual interior space, including interior window cleaning.

Landlord agrees to provide light bulbs for all common areas. Tenant agrees to provide light bulbs for their individual interior fixtures. Tenant agrees to not overload any electrical outlet and to not use any electrical appliances except for standard office equipment, such as lamps, typewriters, calculators, etc.

Landlord agrees to maintain all door and window hardware for all common areas, and Tenant agrees to repair and maintain door locks and hardware for any interior doors.

Tenant will cooperate in making sure front and back doors are locked after hours.

Tenant is responsible for insurance covering their personal property, fixtures, and etc. for fire, flood, and extended coverage in addition to personal liability insurance.

Landlord agrees to install bicycle hooks in the storage room.

23.	QUIET POSSESSION

The Landlord shall warrant and defend the Tenant in the enjoyment and peaceful possession of the premises during the term aforesaid and all terms, conditions and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their heirs, administrators, executors, successors or assigns.

IN WITNESS WHEREOF, the said Landlord and Tenant have hereunto caused their respective names and seals to be affixed hereto.

LANDLORD: Stephen D. Tebo dba Tebo Development Co.		TENANT: Synplicity, Inc.

By:	/s/ S. Tebo	By:	/s/ Douglas S. Miller

Typed Name:	S. Tebo	Typed Name:	Douglas S. Miller

Title:	Owner	Title:	Vice President Finance, CFO

Date:	February 19, 2004	Date:	February 18, 2004